UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement with Lender

On July 29, 2020, IIOT, OXYS, Inc., a Nevada corporation (the “Company”), entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with a lender pursuant to which the Company paid $100,000 (the “Settlement Amount”) to the lender in exchange for the full extinguishment of the remaining principal amount and all accrued and unpaid interest (approximately $70,000) and penalties associated with the Convertible Promissory Note dated August 29, 2019 issued to the lender. All remaining unexercised warrants to purchase the Company’s Common Stock issued to the lender were also extinguished pursuant to the Settlement Agreement. Upon receipt of the Settlement Amount by the lender, the lender agreed to release all reserved shares of the Company’s Common Stock. The Settlement Agreement also provides for a full mutual release of the parties.

Equity Financing Agreement

On July 29, 2020, the Company entered an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS agreed to purchase up to $5,000,000 in shares of the Company’s Common Stock, from time to time over the course of 36 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the Equity Financing Agreement) have passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 80% of the Market Price with “Market Price” defined as the lowest traded price of the Common Stock during the Pricing Period (as defined in the Equity Financing Agreement). No Put will be made in an amount less than $10,000 or greater than $400,000. In no event is the Company entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended.

The Equity Financing Agreement shall terminate upon any of the following events: when GHS has purchased an aggregate of $5,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is 36 months from the date of the Agreement; and by mutual written consent of the parties. Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.  The net proceeds under the Equity Financing Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Securities and Exchange Commission the Registration Statement within 45 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

The foregoing descriptions of the Equity Financing Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

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Convertible Promissory Notes

$100,000 Convertible Promissory Note

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $100,000 (the “$100k Note”). The $100k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $100k Note at 10% per annum based on a 360-day year. The $100k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.01 per share. The $100k Note is subject to various “Events of Default,” which are disclosed in the $100k Note. Upon the occurrence of an uncured “Event of Default,” the $100k Note will become immediately due and payable and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $100k Note) (representing a discount rate of 30%). Upon the issuance of the $100k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $100k Note is convertible and, 101 days from the issuance of the $100k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $100k Note is convertible. Within three Trading Days (as defined in the $100k Note) of the sale by GHS of all of the Common Stock issued upon the conversion of the $100k Note, the Company is required to issue to GHS an amount of shares of Common Stock priced at the lowest traded price for the relevant Trading Day, which represents the difference between $130,000 and the net proceeds to GHS from the sale of aggregate Common Stock issued upon the conversion of the $100k Note.

$75,000 Convertible Promissory Note

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $75,000 (the “$75k Note”). The $75k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the $75k Note at 10% per annum based on a 360-day year. The $75k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.0099 per share. The $75k Note is subject to various “Events of Default,” which are disclosed in the $75k Note. Upon the occurrence of an uncured “Event of Default,” the $75k Note will become immediately due and payable and will be subject to penalties and adjustments to the conversion price (the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined in the $75k Note) (representing a discount rate of 30%). Upon the issuance of the $75k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $75k Note is convertible and, 101 days from the issuance of the $75k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $75k Note is convertible.

GHS delivered to the Company appropriate investment representations with respect to the $100k Note and the $75k Note and consented to the imposition of a restrictive legend upon the $100k Note and the $75k Note and the note conversion shares. GHS did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. GHS was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Selling commissions in the amount of $2,000 were paid to J.H. Darbie & Co.

The foregoing descriptions of the $100k Note and the $75k Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 99.3 and 99.4, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

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Item 1.02	Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01, subheading “Settlement Agreement with Lender,” herein is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01, subheading “Convertible Promissory Notes,” herein is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description

99.1	Equity Financing Agreement between IIOT-OXYS, Inc. and GHS Investments LLC dated as of July 29, 2020.

99.2	Registration Rights Agreement between IIOT-OXYS, Inc. and GHS Investments LLC dated as of July 29, 2020.

99.3	$100,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC

99.4	$75,000 Convertible Promissory Note dated July 29, 2020 issued to GHS Investments LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 3, 2020	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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